Exhibit 99.2

April 30, 2013 First Quarter 2013 Results

Forward Looking Statements This press release contains, and management may make, certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. Words such as "may,” “will,” “should,” “could,” “likely,” “anticipates," “intends,” "believes," "estimates," "expects," "forecasts," “plans,” “projects,” "predicts" and “outlook” and similar words and expressions are intended to identify forward-looking statements. Examples of our forward-looking statements include, among others, statements relating to our outlook, our future operating results on a segment basis, our future Adjusted EBITDA and free cash flows, our share repurchase plans and our strategic initiatives. Although they reflect Rockwood’s current expectations, they involve a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied, and not guarantees of future performance. These risks, uncertainties and other factors include, without limitation, Rockwood’s business strategy; changes in general economic conditions in North America and Europe and in other locations in which Rockwood currently does business; competitive pricing or product development activities affecting demand for Rockwood’s products; technological changes affecting production of Rockwood’s materials; fluctuations in interest rates, exchange rates and currency values; availability and pricing of raw materials; governmental and environmental regulations and changes in those regulations; fluctuations in energy prices; changes in the end-use markets in which Rockwood’s products are sold; hazards associated with chemicals manufacturing; Rockwood’s ability to access capital markets; Rockwood’s high level of indebtedness; risks associated with competition and the introduction of new competing products, especially from the Asia-Pacific region; risks associated with international sales and operations; risks associated with information securities and the risks, uncertainties and other factors discussed under "Risk Factors" and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Rockwood's Form 10-K for the year ended December 31, 2012 and other periodic reports filed with or furnished to the Securities and Exchange Commission. Rockwood does not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Agenda First Quarter 2013 Highlights Financial Summary Summary Appendices

First Quarter 2013 Highlights

First Quarter 2013 Highlights

First Quarter Summary First Quarter % Change ($M) , except EPS Q1 2013 Q1 2012 Total Constant Currency (b) Net Sales 934.6 909.5 2.8% 2.7% Adjusted EBITDA (a) 168.2 234.9 (28.4%) (28.5%) Adj. EBITDA Margin 18.0% 25.8% (7.8 ppt) Net Income - as reported 18.9 75.8 (75.1%) EPS (Diluted) - as reported (c) 0.24 0.94 (74.5%) Net Income - as adjusted (d) 54.4 98.7 (44.9%) EPS (Diluted) - as adjusted (d) 0.68 1.23 (44.7%) (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices. (c) (d) A reconciliation of Net Income / EPS as reported to Net Income / EPS as adjusted is provided. See Appendices. Q1 2013 based on share count of 80,088; Q1 2012 based on share count of 80,315.

Results By Segment – First Quarter Net Sales Adj. EBITDA (a) % Change % Change ($M) Q1 2013 Q1 2012 Total Constant Currency (b) Q1 2013 % Sales Q1 2012 % Sales Total Constant Currency (b) Lithium 118.5 114.7 3.3% 4.2% 46.9 39.6% 44.4 38.7% 5.6% 5.4% Surface Treatment 184.5 188.6 (2.2%) (1.5%) 39.5 21.4% 39.7 21.0% (0.5%) (0.3%) Performance Additives 177.1 196.5 (9.9%) (9.8%) 35.8 20.2% 38.8 19.7% (7.7%) (7.5%) Titanium Dioxide Pigments 273.1 225.1 21.3% 20.7% 8.6 3.1% 75.6 33.6% (88.6%) (88.6%) Advanced Ceramics 142.9 144.6 (1.2%) (1.7%) 46.5 32.5% 46.3 32.0% 0.4% (0.2%) Corporate and Other 38.5 40.0 (3.8%) (4.5%) (9.1) (9.9) 8.1% 7.1% Total Rockwood $934.6 $909.5 2.8% 2.7% $168.2 18.0% $234.9 25.8% (28.4%) (28.5%) (a) A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. (b) Based on constant currencies. See Appendices.

Net Sales Growth First Quarter Full Year ($M) Net Sales % Change 2013 Qtr 1 934.6 2012 Qtr 1 909.5 Change 25.1 2.8% Due to (Approx.): Pricing (44.9) (4.9%) Currency 0.1 0.0% Volume/Mix 69.9 7.7%

Lithium First Quarter Net sales and Adjusted EBITDA increased 3.3% and 5.6%, respectively, primarily from increased selling prices for most product lines, as well as higher volumes of potash. This was partially offset by lower volumes of battery products, and, to a lesser extent, butyllithium applications. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2013 2012 Total Constant Currency (b) 2013 2012 Total Constant Currency (b) First Quarter 118.5 114.7 3.3% 4.2% 46.9 44.4 5.6% 5.4% Adj. EBITDA Margin 39.6% 38.7% 0.9 ppt  (a) (b)

Surface Treatment First Quarter Net sales decreased 2.2% primarily due to lower volumes in Europe driven by general industrial, coil and cold forming applications. This was partially offset by higher selling prices in Europe and in the U.S. and increased volumes of automotive OEM and aerospace applications. Adjusted EBITDA was flat as the impact of lower volumes was offset by higher selling prices. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2013 2012 Total Constant Currency (b) 2013 2012 Total Constant Currency (b) First Quarter 184.5 188.6 (2.2%) (1.5%) 39.5 39.7 (0.5%) (0.3%) Adj. EBITDA Margin 21.4% 21.0% 0.4 ppt (a) (b)

Performance Additives First Quarter Net sales and Adjusted EBITDA decreased 9.9% and 7.7%, respectively, primarily due to lower volumes from North American oil and natural gas drilling, coatings applications, as well as construction in Europe. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2013 2012 Total Constant Currency (b) 2013 2012 Total Constant Currency (b) First Quarter 177.1 196.5 (9.9%) (9.8%) 35.8 38.8 (7.7%) (7.5%) Adj. EBITDA Margin 20.2% 19.7% 0.5 ppt (a) (b)

Titanium Dioxide Pigments First Quarter Net sales increased 21.3% from higher volumes, driven in large part by the acquisition of crenox GmbH in July 2012. This was partially offset by lower selling prices. Adjusted EBITDA decreased 88.6% primarily from lower selling prices, lower fixed cost absorption related to lower production levels to reduce inventory, and higher raw material costs (primarily slag and ilmenite). A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2013 2012 Total Constant Currency (b) 2013 2012 Total Constant Currency (b) First Quarter 273.1 225.1 21.3% 20.7% 8.6 75.6 (88.6%) (88.6%) Adj. EBITDA Margin 3.1% 33.6% (30.5) ppt (a) (b)

Advanced Ceramics First Quarter Net sales decreased 1.2% primarily from lower volumes in most applications, partially offset by higher volumes of medical ceramics. Adjusted EBITDA increased 0.4% primarily from higher volumes of medical ceramics. A reconciliation of Net Income to Adjusted EBITDA is provided. See Appendices. Based on constant currencies. See Appendices. Net Sales Adj. EBITDA (a) % Change % Change ($M) 2013 2012 Total Constant Currency (b) 2013 2012 Total Constant Currency (b) First Quarter 142.9 144.6 (1.2%) (1.7%) 46.5 46.3 0.4% (0.2%) Adj. EBITDA Margin 32.5% 32.0% 0.5 ppt (a) (b)

Financial Summary

Income Statement - Reported ($M) First Quarter 2013 2012 Net sales 934.6 909.5 Gross profit 273.8 342.8 Gross Profit % 29.3% 37.7% Operating Income 86.7 151.5 Operating income % 9.3% 16.7% Interest expense, net (a) (29.0) (20.5) Loss on early extinguishment/modification of debt (b) (17.6) (9.7) Foreign exchange loss on financing activities, net (b) (15.3) (1.0) Other, net 0.1 - Income before taxes $24.9 $120.3 Income tax provision 8.0 30.6 Net income $16.9 $89.7 Net loss (income) attributable to noncontrolling interest 2.0 (13.9) Net income attributable to Rockwood Holdings, Inc. shareholders $18.9 $75.8 (a) Interest expense, net includes: Interest expense on debt, net (27.3) (18.8) Mark-to-market gains (losses) on interest rate swaps 0.9 (0.4) Deferred financing costs (2.6) (1.3) Total $(29.0) $(20.5) of $17.6 million ($12.1 million net of tax) for the write off of deferred financing costs related to the TiO2 (b) In the first quarter of 2013, the Company repaid all of its outstanding borrowings under the titanium dioxide facility agreement. In addition, the Company recorded a charge of $15.3 million ($10.2 million net of tax) for foreign exchange losses related to intercompany Euro-denominated loans put in place to fund the TiO2 debt pigments (TiO2) facility agreement. In conjunction with the prepayment of the TiO2 debt, we recorded a charge repayment.

Reconciliation of Net Income to Adjusted EBITDA ($M) 2013 2012 Net income attributable to Rockwood Holdings, Inc. shareholders $18.9 $75.8 Net (loss) income attributable to noncontrolling interest (2.0) 13.9 Net income 16.9 89.7 Income tax provision 8.0 30.6 Income before taxes 24.9 120.3 Interest expense, net 29.0 20.5 Depreciation and amortization 67.0 65.8 Sub-Total 120.9 206.6 Restructuring and other severance costs 7.1 14.2 Systems/organization establishment expenses 0.6 1.6 Acquisition and disposal costs 6.1 - Loss on early extinguishment/modification of debt (a) 17.6 9.7 Foreign exchange loss on financing activities, net (a) 15.3 1.0 Other 0.6 1.8 Total Adjusted EBITDA $168.2 $234.9 (a) In the first quarter of 2013, the Company repaid all of its outstanding borrowings under the titanium dioxide pigments (TiO2) facility agreement. In conjunction with the prepayment of the TiO2 debt, we recorded a charge of $17.6 million ($12.1 million net of tax) for the write off of deferred financing costs related to the TiO2 facility agreement. In addition, the Company recorded a charge of $15.3 million ($10.2 million net of tax) for foreign exchange losses related to intercompany Euro-denominated loans put in place to fund the TiO2 debt repayment. First Quarter

Reconciliation of Net Income/EPS as Reported to Net Income/EPS as Adjusted Net Income Diluted EPS Attributable to Attributable to Rockwood Rockwood Holdings, Inc. Holdings, Inc. Shareholders ($M) Shareholders As reported $18.9 $0.24 Adjustments to expenses from continuing operations: Loss on early extinguishment/modification of debt (a) 12.1 0.15 Foreign exchange loss on financing activities, net (a) 10.2 0.13 Restructuring and other severance costs 5.4 0.07 Acquisition and disposal costs 5.0 0.06 Impact of tax related items 2.3 0.03 Systems/organization establishment expenses 0.4 - Other 0.1 - Total adjustments 35.5 0.44 As adjusted $54.4 $0.68 Weighted average number of diluted shares outstanding (in thousands) 80,088 (b) The tax effects of the adjustments are benefits of $12.4 million for the first quarter 2013 based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. to fund the TiO2 debt repayment. First Quarter 2013 (a) In the first quarter of 2013, the Company repaid all of its outstanding borrowings under the titanium dioxide pigments (TiO2) facility agreement. In conjunction with the prepayment of the TiO2 debt, we recorded a charge of $17.6 million ($12.1 million net of tax) for the write off of deferred financing costs related to the TiO2 facility agreement. In addition, the Company recorded a charge of $15.3 million ($10.2 million net of tax) for foreign exchange losses related to intercompany Euro-denominated loans put in place (b)

Tax Provision Reconciliation – First Quarter 2013 ($M) Income before taxes and noncontrolling interest Income tax provision (benefit) Effective tax rate Net loss attributable to noncontrolling interest Net income As reported $24.9 $8.0 32.1% $2.0 $18.9 Adjustments to expenses: Loss on early extinguishment/modification of debt (a) 17.6 5.5 - 12.1 Foreign exchange loss on financing activities, net (a) 15.3 5.0 (0.1) 10.2 Restructuring and other severance costs 8.2 2.7 (0.1) 5.4 Acquisition and disposal costs 6.1 1.1 - 5.0 Impact of tax related items - (2.3) - 2.3 Systems/organization establishment expenses 0.6 0.2 - 0.4 Other (0.3) (0.1) 0.3 0.1 As adjusted $72.4 $20.1 27.8% $2.1 $54.4 First Quarter 2013 with the prepayment of the TiO2 debt, we recorded a charge of $17.6 million ($12.1 million net of tax) for the write off of deferred financing costs related to the TiO2 facility agreement. In addition, the Company recorded a charge of $15.3 million ($10.2 million net of tax) for foreign exchange losses related to intercompany Euro-denominated loans put in place to fund the TiO2 debt repayment. (a) In the first quarter of 2013, the Company repaid all of its outstanding borrowings under the titanium dioxide pigments (TiO2) facility agreement. In conjunction

Consolidated Net Debt

($M)	December 31, 2012 as reported [a]	December 31, 2012 Covenant [b]	March 31, 2013 as reported [a]	March 31, 2013 Covenant [b]
LTM Adj EBITDA	**$778.9**	**$840.3** [c]	**$712.2**	**$753.3** [c]
Net Debt				
Rockwood Term Loans	924.1	924.1	911.0	911.0
TiO2 Venture Term Loans	514.5	501.7	-	-
Other Debt	63.1	56.9	61.0	56.8
Sr. Sub. Notes	1,250.0	-	1,250.0	-
Total Debt	**$2,751.8**	**$1,482.7**	**$2,222.0**	**$967.8**
Cash	(1,273.6)	(200.0)	(491.1)	(200.0)
Net Debt	**$1,478.2**	**$1,282.7**	**$1,730.9**	**$767.8**
Net Debt / LTM Adj. EBITDA	**1.90 x**		**2.43 x**	
Covenant - as calculated		**1.53 x**		**1.02 x**
- with full cash		**0.25 x**		**0.63 x**
Covenant per Credit Agreement		2.75 x		2.75 x

(a) All Euro denominated debt is converted at the December 31 balance sheet rate ($1.32 at Dec. 31, 2012 and $1.28 at Mar. 31, 2013).

(b) Covenant leverage ratio calculation under senior credit agreement for Rockwood Specialties Group, Inc. is net secured debt to LTM Adjusted EBITDA and specifies a maximum level of cash at $200 million. For covenant purposes, Euro denominated debt is converted at the average Euro-rate during the LTM period ($1.29 for LTM Dec. 2012 and $1.29 for LTM Mar. 2013).

(c) Excludes Adjusted EBITDA from certain subsidiaries and joint ventures and stock-based compensation expenses; includes proforma Adjusted EBITDA as well as anticipated synergies for acquired businesses.

Rockwood
Powered by Lithium

19

Net Debt / LTM Adjusted EBITDA Note: Net Debt is total debt less total cash. LTM Adjusted EBITDA is calculated as set forth in the leverage ratio under the senior secured credit agreement for Rockwood Specialties Group, Inc.

Free Cash Flow ($M) First Quarter 2013 First Quarter 2012 Adjusted EBITDA $168.2 $234.9 WC Change (a) (79.4) (145.9) Cash Taxes (12.7) (9.2) Cash Interest (b) (14.2) (25.6) Cash From Operating Activities (c) $61.9 $54.2 CAPEX (d) (67.6) (74.2) Proceeds on Sale of Assets 0.2 1.3 Free Cash Flow (e) $(5.5) $(18.7) (a) (b) Interest on the $1.25 billion Senior Notes due in 2020 is paid semi-annually in April and October of each year, commencing April 2013. (c) Excludes $13.1 million and $6.6 million for the cash impact of adjustments made to EBITDA under the senior secured credit agreement for the first quarter of 2013 and 2012, respectively. (d) CAPEX net of government grants received. (e) Includes changes in accounts receivable, inventories, prepaid expenses, accounts payable, income taxes payable and accrued expenses. All figures net of the effect of foreign currency translation and impact of acquisitions and divestitures. Free Cash Flow excludes dividends paid of $31.1 million in the first quarter of 2013. (

Summary

2013 Planned Initiatives: Maximizing Shareholder Value Announced share repurchase program for $400 million Estimated dividend yield in range of 2.8% to 3.2% Expected repayment of debt up to $600 million Launched strategic evaluation process for non-core businesses Initiatives Progress Update Repurchased 1.45 million shares for average price of $61.50/ps Increased quarterly dividend 15% to $0.40/ps from $0.35/ps Prepaid $512 million of debt Process underway

Appendices

Reconciliation of Net Income to Adjusted EBITDA ($M) 2013 2012 Net income attributable to Rockwood Holdings, Inc. shareholders $18.9 $75.8 Net (loss) income attributable to noncontrolling interest (2.0) 13.9 Net income 16.9 89.7 Income tax provision 8.0 30.6 Income before taxes 24.9 120.3 Interest expense, net 29.0 20.5 Depreciation and amortization 67.0 65.8 Restructuring and other severance costs 7.1 14.2 Systems/organization establishment expenses 0.6 1.6 Acquisition and disposal costs 6.1 - Loss on early extinguishment/modification of debt 17.6 9.7 Foreign exchange loss on financing activities, net 15.3 1.0 Other 0.6 1.8 Total Adjusted EBITDA $168.2 $234.9 First Quarter

Reconciliation of Pre-Tax Income to Adjusted EBITDA – First Quarter

($M) First Quarter 2013	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Advanced Ceramics	Corporate and other	Consolidated
Income (loss) - cont. ops. before taxes	**30.4**	**27.2**	**19.1**	**(33.3)**	**29.4**	**(47.9)**	**24.9**
Interest expense, net	0.7	3.0	1.4	5.9	3.6	14.4	29.0
Depreciation and amortization	11.1	7.9	14.4	18.2	13.1	2.3	67.0
Restructuring and other severance costs	3.9	2.2	0.6	0.3	0.1	-	7.1
Systems/organization establishment expenses (income)	0.1	0.6	-	(0.1)	-	-	0.6
Acquisition and disposal costs	0.1	-	0.1	-	0.2	5.7	6.1
Loss on early extinguishment/modifications of debt	-	-	-	17.6	-	-	17.6
Foreign exchange loss (gain) on financing activities, net	0.6	(1.9)	0.1	-	0.1	16.4	15.3
Other	-	0.5	0.1	-	-	-	0.6
Total Adjusted EBITDA	**$46.9**	**$39.5**	**$35.8**	**$8.6**	**$46.5**	**$(9.1)**	**$168.2**

First Quarter 2012	Lithium	Surface Treatment	Performance Additives	Titanium Dioxide Pigments	Advanced Ceramics	Corporate and other	Consolidated
Income (loss) - cont. ops. before taxes	**16.0**	**22.7**	**18.5**	**53.6**	**28.6**	**(19.1)**	**120.3**
Interest expense, net	1.0	5.2	2.2	1.9	4.6	5.6	20.5
Depreciation and amortization	10.7	7.9	15.1	17.3	12.8	2.0	65.8
Restructuring and other severance costs	11.3	0.8	2.0	-	-	0.1	14.2
Systems/organization establishment expenses	-	-	0.1	1.5	-	-	1.6
Loss on early extinguishment/modifications of debt	2.2	3.0	0.9	-	0.7	2.9	9.7
Foreign exchange loss (gain) on financing activities, net	3.2	-	-	-	(0.5)	(1.7)	1.0
Other	-	0.1	-	1.3	0.1	0.3	1.8
Total Adjusted EBITDA	**$44.4**	**$39.7**	**$38.8**	**$75.6**	**$46.3**	**$(9.9)**	**$234.9**

Rockwood Powered by Lithium 26

Constant Currency Effect on Results – First Quarter ($M) Constant Currency basis Net Change in $ Net Change in % Net Sales Lithium 3.8 3.3 (1.0) 4.8 4.2 Surface Treatment (4.1) (2.2) (1.2) (2.9) (1.5) Performance Additives (19.4) (9.9) (0.2) (19.2) (9.8) Titanium Dioxide Pigments 48.0 21.3 1.5 46.5 20.7 Advanced Ceramics (1.7) (1.2) 0.7 (2.4) (1.7) Corporate and Other (1.5) (3.8) 0.3 (1.8) (4.5) Total Net Sales $25.1 2.8% $0.1 $25.0 2.7 % Adjusted EBITDA Lithium 2.5 5.6 0.1 2.4 5.4 Surface Treatment (0.2) (0.5) (0.1) (0.1) (0.3) Performance Additives (3.0) (7.7) (0.1) (2.9) (7.5) Titanium Dioxide Pigments (67.0) (88.6) - (67.0) (88.6) Advanced Ceramics 0.2 0.4 0.3 (0.1) (0.2) Corporate and Other 0.8 8.1 0.1 0.7 7.1 Total Adjusted EBITDA $(66.7) (28.4) % 0.3 $(67.0) (28.5) % Change: First Quarter 2013 versus 2012 (a) The constant currency effect is the translation impact of the change in the average rate of exchange of another currency to the U.S. dollar for the applicable period as comp ared to the preceding period. The impact primarily relates to the conversion of the Euro to the U.S. dollar. Constant Currency Effect in $ Total Change in % Total Change in $ (a) (a) (a)

Reconciliation of Net Income/EPS – First Quarter 2012 Net Income Diluted EPS Attributable to Attributable to Rockwood Rockwood Holdings, Inc. Holdings, Inc. Shareholders ($M) Shareholders As reported $75.8 $0.94 Adjustments to expenses from continuing operations: Restructuring and other severance costs 12.2 0.15 Loss on early extinguishment/modification of debt 7.9 0.10 Foreign exchange loss on financing activities, net 0.9 0.01 Systems/organization establishment expenses 0.5 0.01 Other 1.4 0.02 Total adjustments 22.9 0.29 As adjusted $98.7 $1.23 Weighted average number of diluted shares outstanding 80,315 First Quarter 2012 (a) The tax effects of the adjustments are benefits of $5.8 million for the first quarter 2012 based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (a) (a)

Tax Provision Reconciliation – First Quarter 2012 ($M) Income from cont. ops. before taxes and noncontrolling interest Income tax provision Effective tax rate Net (income) attributable to non-controlling interest Income from continuing operations As reported $120.3 $30.6 25.4% $(13.9) $75.8 Adjustments to expenses from continuing operations: Restructuring and other severance costs 15.9 3.7 - 12.2 Loss on early extinguishment/modification of debt 9.7 1.8 - 7.9 Foreign exchange loss on financing activities, net (b) 1.0 0.1 - 0.9 Systems/organization establishment expenses 0.9 0.2 (0.2) 0.5 Other 2.2 0.2 (0.6) 1.4 As adjusted $150.0 $36.6 24.4% $(14.7) $98.7 First Quarter 2012 (b) Foreign exchange gains / losses in the US have no tax associated with them due to the valuation allowance. Foreign exchange gains / losses outside the US have a tax provision / benefit recorded which is added back for normalization purposes. (a) The tax effects of the adjustments are based on the statutory tax rate in the various tax jurisdictions in which the adjustments occurred, adjusted for the impact of certain valuation allowances. (a)

Reconciliation of Net Cash to Adjusted EBITDA First Quarter ($M) 2013 2012 Net cash provided by operating activities - continuing operations $48.8 $47.6 Changes in assets and liabilities, net of the effect of foreign currency translation and acquisitions 67.2 125.5 Current portion of income tax provision 10.5 25.5 Interest expense, net, excluding amortization of deferred financing costs and unrealized losses/gains on derivatives 27.3 18.8 Restructuring and other severance costs 7.1 14.2 Systems/organization establishment expenses 0.6 1.6 Acquisition and disposal costs 6.1 - Other 0.6 1.7 Total Adjusted EBITDA $168.2 $234.9

Reconciliation of Net Cash to Free Cash Flow ($M) 2013 2012 Net cash provided by operating activities $48.8 $47.6 Capital expenditures, net of government grants received (67.6) (74.2) Restructuring charges 5.7 3.8 Interest rate swap temination payment 3.7 - Excess tax benefits from stock-based payment arrangements 1.4 0.7 Other (a) 2.5 3.4 Free Cash Flow $(5.5) $(18.7) (a) Represents the cash impact of adjustments made to EBITDA under the senior secured credit agreement to calculated Adjusted EBITDA. First Quarter